Exhibit 99.1

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

This Amendment No.1 to the Agreement and Plan of Merger, dated as of December 20, 2012 (the “Original Merger Agreement”), is entered into as of January 14, 2013 (this “Amendment”) by and among Westway Group, Inc., a Delaware corporation (the “Company”), Bishop Infrastructure II Acquisition Company, Inc., a Delaware corporation (“Parent”), and Bishop Infrastructure III Acquisition Company, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Original Merger Agreement.

RECITALS

WHEREAS, the Company, Parent and Merger Sub desire to amend the Original Merger Agreement as hereinafter provided; and

WHEREAS, Section 8.07 of the Original Merger Agreement provides that the Original Merger Agreement may be amended by the written agreement signed by each of the Company, Parent and Merger Sub.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties, intending to be legally bound hereby, agree as follows:

Section 1.01. Amendments to Merger Agreement. The condition set forth in item (f) of Exhibit A to the Original Merger Agreement is hereby deleted in its entirety and replaced with the language set forth below:

“(f) the Company shall have failed to receive the consents identified on Section A-1 of the Company Disclosure Letter, in each case, in a form reasonably acceptable to Parent, or any such consent shall have been revoked, challenged or contested.”

Section 2.01. Continuing Effect of Original Merger Agreement. This Amendment shall only serve to amend and modify the Original Merger Agreement to the extent specifically provided herein. All terms, conditions, provisions and references of and to the Original Merger Agreement which are not specifically modified and/or amended herein shall remain in full force and effect and shall not be altered by any provisions herein contained. On and after the date of this Amendment, each reference in the Original Merger Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Original Merger Agreement in any other agreements, documents or instruments executed and delivered pursuant to the Original Merger Agreement, shall mean and be a reference to the Merger Agreement, as amended by this Amendment; provided that references to “the date of this Agreement” and other similar references in the Original Merger Agreement shall continue to refer to the date of the Original Merger Agreement and not to the date of this Amendment.

Section 3.01. Miscellaneous Provisions.

(a) This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

(b) The provisions of Sections 9.05, 9.06, 9.07, 9.13, 9.14 and 9.15 shall apply to and govern this Amendment.

(c) This Amendment is for the sole benefit of the parties hereto and their permitted assigns and respective successors and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Amendment. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided that Parent and Merger Sub may, without the prior written consent of the Company, assign all or any portion of its rights under this Amendment to Parent or to one or more of Parent’s direct or indirect wholly-owned subsidiaries. No assignment shall relieve the assigning party of any of its obligations hereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY

WESTWAY GROUP, INC.

By:	/s/ Thomas A. Masilla Jr.
Name:	Thomas A. Masilla Jr.
Title:	Chief Financial Officer

PARENT

BISHOP INFRASTRUCTURE II ACQUISITION COMPANY, INC.

By:	/s/ G.J. Van der Ploeg
Name:	G.J. Van der Ploeg
Title:	Director

By:	/s/ M.H.J. Hedeman Joosten
Name:	M.H.J. Hedeman Joosten
Title:	Director

MERGER SUB

BISHOP INFRASTRUCTURE III ACQUISITION COMPANY, INC.

By:	/s/ G.J. Van der Ploeg
Name:	G.J. Van der Ploeg
Title:	Director

By:	/s/ M.H.J. Hedeman Joosten
Name:	M.H.J. Hedeman Joosten
Title:	Director